SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 24, 2000

PHILLIPS-VAN HEUSEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-724	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

Registrant's telephone number: (212) 381-3500

200 Madison Avenue, New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

Page 1 of 22 pages

AMENDMENT TO 8-K FILING SUBMITTED AUGUST 8, 2000

This amendment to the current report on Form 8-K (the "Report") of Phillips-Van Heusen Corporation (the "Company") relating to (i) the execution and delivery of the Trademark License Agreement, dated July 24, 2000, identified in the Report pursuant to which the Company was granted an exclusive license to use certain "Arrow" trademarks in connection with the manufacture, advertisement, marketing, promotion, distribution, offer for sale and sale in the United States of men's and boy's dress shirts, sports shirts, pants, shorts and sweaters, (ii) the acquisition by the Company on July 24, 2000, of Cluett Designer Group, Inc., the ladder of the license to market dress shirts and sportswear under the Arrow brand and the license to design, source and distribute in the United States dress shirts under the Kenneth Cole brand and (iii) the acquisition of certain assets, principally inventory, in connection with the Arrow license agreement is being filed to include in the Report the financial statements and pro forma financial information required by Item 7 which were omitted from the original filing as permitted by Item 7 of Form 8-K.

ITEM 7. Financial Statements and Exhibits

(a) Financial statements of business acquired.

See page 4 for a listing of the financial statements of the business acquired submitted as part of this report.

(b) Pro forma financial information.

See page 4 for a listing of the pro forma financial information submitted as part of this report.

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PHILLIPS-VAN HEUSEN CORPORATION

By /s/ Vincent A. Russo
Vincent A. Russo
Vice President and Controller

Dated: October 10, 2000

INDEX TO FINANCIAL STATEMENTS INCLUDED

AS PART OF ITEM 7

Item 7 - Financial Statements

(a) Financial Statements of Business Acquired	Page

Report of Deloitte & Touche LLP, Independent Auditors	5

Report of Ernst & Young LLP, Independent Auditors	6

Cluett Peabody & Co., Inc. and Subsidiary, Cluett Designer Group, Inc. and Arrow Factory
Stores, Inc. (the "Combined Companies") Combined Balance Sheets as of December 31,
1998 and December 31, 1999 and the related Combined Statements of Operations and
Accumulated Deficit and Cash Flows for each of the three years in the period ended
December 31, 1999. Also presented are the Combined Companies unaudited Combined
Balance Sheet as of July 1, 2000 and the related Combined Statements of Operations and
Accumulated Deficit and Cash Flows for the twenty-six weeks ended July 3, 1999 and July 1,
2000	7

(b) Pro Forma Financial Statements

Explanatory Note	20

Phillips-Van Heusen Corporation pro forma Condensed Consolidated Statement of
Operations for the Twenty-Six Weeks Ended July 30, 2000	21

Phillips-Van Heusen Corporation pro forma Condensed Consolidated Statement of
Operations for the Year Ended January 30, 2000	22

REPORT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

Board of Directors

Cluett American Corp. and Subsidiaries

We have audited the accompanying combined balance sheet of Cluett Peabody & Co., Inc. and subsidiary ("CP"), Cluett Designer Group, Inc. ("CDG") and Arrow Factory Stores, Inc. ("AFS"), (collectively, the "Combined Companies"), all direct or indirect wholly-owned subsidiaries of Cluett American Corp. ("CAC") as of December 31, 1999, and the related combined statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Combined Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements referred to above present fairly, in all material respects, the financial position of the Combined Companies at December 31, 1999 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the combined financial statements, on June 13, 2000, CAC announced an agreement with Phillips-Van Heusen Corporation ("PVH") to sell to PVH certain net assets of CP (including 100% of the capital stock of its wholly owned subsidiary) and AFS and an agreement in principle to sell to PVH 100% of the outstanding capital stock of CDG or certain net assets of CDG.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

September 8, 2000

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors

Cluett American Corp. and Subsidiaries

We have audited the accompanying combined balance sheet of Cluett Peabody & Co., Inc. ("CP"), Cluett Designer Group, Inc. ("CDG") and Arrow Factory Stores, Inc. ("AFS"), (collectively, the "Combined Companies") all direct or indirect wholly-owned subsidiaries of Cluett American Corp. ("CAC") as of December 31, 1998, and the related combined statements of operations and accumulated deficit and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Combined Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Combined Companies at December 31, 1998 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 19, 1999, except for Note 1,

as to which the date is September 8, 2000

CLUETT PEABODY & CO., INC. AND SUBSIDIARY, CLUETT DESIGNER GROUP, INC. AND ARROW FACTORY STORES, INC.

COMBINED BALANCE SHEETS

(Dollars in thousands)

	DECEMBER 31,		JULY 1,
	1998	1999	2000
			(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 116	$ 372	$ 438
Accounts receivable, net	17,376	11,265	16,761
Inventories, net	36,784	39,688	36,222
Prepaid expenses and other current assets	1,607	620	627
Due from affiliates	8,053	13,110	10,211
Total current assets	63,936	65,055	64,259
Property, plant and equipment, net	16,676	17,116	15,185
Goodwill, net	--	4,740	--
Other non-current assets	8	265	261
Total assets	$80,620	$87,176	$79,705

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$17,069	$21,822	$18,475
Current portion of C.A.T. debt	--	805	805
Restructuring reserve	219	41	10,551
Due to parent companies	171,269	193,729	210,299
Total current liabilities	188,557	216,397	240,130

C.A.T. debt	--	1,702	1,309
Total liabilities	188,557	218,099	241,439

Commitments and contingencies

Stockholder's deficit:
Common stock and additional paid-in capital	61,375	67,059	64,408
Accumulated deficit	(169,261)	(197,931)	(226,091)
Accumulated other comprehensive loss	(51)	(51)	(51)
Total stockholder's deficit	(107,937)	(130,923)	(161,734)
Total liabilities and stockholder's deficit	$ 80,620	$ 87,176	$ 79,705

See accompanying notes.

CLUETT PEABODY & CO., INC. AND SUBSIDIARY, CLUETT DESIGNER GROUP, INC. AND ARROW FACTORY STORES, INC.

COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

(Dollars in thousands)

	YEAR ENDED DECEMBER 31,			TWENTY-SIX WEEKS ENDED
	1997	1998	1999	JULY 3,	JULY 1
				1999	2000
				(Unaudited)	(Unaudited)
Net sales	$ 172,845	$ 170,072	$ 140,501	$ 69,327	$ 78,980
Cost of goods sold	128,653	129,045	116,239	55,669	64,943
Gross profit	44,192	41,027	24,262	13,658	14,037
Selling, general and administrative expenses	40,783	41,997	40,991	18,370	19,677
Restructuring and impairment charges	1,263	884	442	494	15,330
Operating income (loss)	2,146	(1,854)	(17,171)	(5,206)	(20,970)
Interest expense	7,145	25,716	11,226	5,616	6,924
Other expense, net	796	--	273	--	266
Loss before bankruptcy reorganization credits	(5,795)	(27,570)	(28,670)	(10,822)	(28,160)
Bankruptcy reorganization credits	(1,050)	--	--	--	--
Net loss	(4,745)	(27,570)	(28,670)	(10,822)	(28,160)
Beginning accumulated deficit	(136,946)	(141,691)	(169,261)	(169,261)	(197,931)
Ending accumulated deficit	$ (141,691)	$(169,261)	$(197,931)	$(180,083)	$(226,091)

See accompanying notes.

CLUETT PEABODY & CO., INC. AND SUBSIDIARY, CLUETT DESIGNER GROUP, INC. AND ARROW FACTORY STORES, INC.

COMBINED STATEMENTS OF CASH FLOWS

(Dollars in thousands)
	YEAR ENDED DECEMBER 31,			TWENTY-SIX WEEKS ENDED
	1997	1998	1999	JULY 3, 1999 (Unaudited)	JULY 1, 2000 (Unaudited)
OPERATING ACTIVITIES
Net loss	$ (4,745)	$ (27,570)	$ (28,670)	$ (10,822)	$ (28,160)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities:
Write-down of property, plant and equipment	150	1,094	383	--	270
Depreciation	2,810	2,888	3,081	1,672	1,637
Goodwill and license fee amortization	800	--	227	--	276
Gain on sale of property, plant and equipment	--	--	(244)	--	--
Adjustments in 1997 and payments in 1998 of liabilities subject to compromise-reorganization	(1,682)	(6,696)	--	--	--
Impairment loss	--	--	--	--	4,497

Changes in operating assets and liabilities, excluding the
effect of acquisition:
Accounts receivable	4,906	2,592	6,114	7,284	(5,496)
Inventories	(597)	3,080	(2,885)	(5,510)	3,466
Prepaid expenses and other current assets	160	188	780	496	(7)
Pension and other non-current assets	45	107	285	(51)	(29)
Accounts payable and accrued expenses	2,412	(417)	4,523	372	(3,347)
Restructuring reserve	(663)	(438)	(136)	224	10,510
Other liabilities	(14)	--	--	--	--
Net cash and cash equivalents provided by (used in) operating activities	3,582	(25,172)	(16,542)	(6,335)	(16,383)

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(1,990)	(3,539)	(3,881)	(2,443)
Proceeds on disposal of property, plant and equipment	150	44	255	--	24
Purchase of C.A.T., net of cash acquired	--	--	(2,289)	--	--
Net cash and cash equivalents (used in) provided by investing activities	(1,840)	(3,495)	(5,915)	(2,443)	24

FINANCING ACTIVITIES
(Distribution to) / Contribution from CAC	(79)	2,768	5,684	695	(2,651)
Due from affiliates and due to parent companies	(2,614)	33,177	17,403	8,686	19,469
Proceeds (payments) on Debtor-in-Possession credit facility	6,305	(6,256)	--	--	--
Principal payments on C.A.T. debt	--	--	(374)	--	(393)
Principal payments on capital leases	(5,519)	(2,163)	--	--	--
Net cash and cash equivalents (used in) provided by financing activities	(1,907)	27,526	22,713	9,381	16,425
Effect of exchange rate changes on cash	158	(34)	--	--	--
Net change in cash and cash equivalents	(7)	(1,175)	256	603	66
Cash and cash equivalents at beginning of period	1,298	1,291	116	116	372
Cash and cash equivalents at end of period	$ 1,291	$ 116	$ 372	$ 719	$ 438

SUPPLEMENTAL DISCLOSURES
Cash paid during the period for interest	$ 1,137	$ 549	$ 136	$ --	$ 117

SUMMARY OF C.A.T. ACQUISITION:
Fair value of assets acquired			$ 5,288
Long-term notes issued			(2,881)
Liabilities assumed			(118)
Net cash paid for acquisition			$ 2,289

See accompanying notes

NOTES TO CLUETT PEABODY & CO., INC. AND SUBSIDIARY, CLUETT DESIGNER GROUP, INC. AND ARROW FACTORY STORES, INC. COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999 AND THE TWENTY-SIX WEEKS ENDED

JULY 3, 1999 AND JULY 1, 2000

1. Background and Disposition

Cluett Peabody & Co., Inc., and subsidiary ("CP"), Cluett Designer Group, Inc. ("CDG") and Arrow Factory Stores, Inc. ("AFS") (collectively, the "Combined Companies"), all direct or indirect wholly-owned subsidiaries of Cluett American Corp. ("CAC") design, manufacture and market men's dress shirts in the United States. The Combined Companies have a presence in men's and women's sportswear. The Combined Companies market their products using recognized brands such as ARROW and its related trade names, including DOVER, KENT, ARROW "1851", COLLARMAN and KHAKI'S by ARROW. While the Combined Companies serve most channels of distribution, their primary focus is on department stores and national chain store retailers. The Combined Companies believe their core product offerings, ARROW dress shirts, provide classic styles at price points which represent exceptional value and appeal to a broad consumer base.

On June 13, 2000, Phillips-Van Heusen Corporation ("PVH") and CAC announced an agreement (the "Agreement") for PVH to license the Arrow brand for men's and boys' dress shirts and sportswear in the United States and to purchase certain assets, principally inventory. In addition, PVH and CAC agreed in principle for PVH to acquire 100% of the outstanding capital stock of CDG, the licensee for Kenneth Cole dress shirts, and 100% of the outstanding capital stock of C.A.T., a corporation organized under the laws of Honduras, and a wholly-owned subsidiary of CP. The closing of these transactions was subject to certain limited conditions and governmental approvals.

On July 24, 2000, the transactions contemplated by the Agreement, including the Share Purchase Agreement for CDG (the "Agreements") were closed and PVH, CP and another subsidiary of CA entered into the license for the Arrow brand. Pursuant to the Purchase and Sale Agreement, (i) 100% of the outstanding capital stock of C.A.T. was sold to PVH and (ii) PVH purchased all of CP's and AFS's right, title and interest in and to certain of the other assets (principally inventory) of CP and AFS used primarily by CP and AFS in their Arrow label and private label men's and boys' dress and sport shirt businesses and their Arrow factory outlet operations in the United States. Pursuant to the Share Purchase Agreement, 100% of the outstanding capital stock of CDG was sold to PVH.

The aggregate purchase price paid by PVH pursuant to the Agreements for the stock and assets referred to above was approximately $46.9 million in cash plus the assumption of $2.4 million of debt (with a carrying amount of $2.1 million) related to C.A.T., calculated as set forth in, and subject to adjustment pursuant to, Article 3 of the Agreements. PVH deposited into escrow $2.0 million of the consideration pending the final inventory adjustment. CAC has irrevocably and unconditionally guaranteed the payment of any amount payable by CP to PVH under the Agreements which is not paid by CP when due, including pursuant to the purchase price adjustment and indemnification provisions of the Agreements.

Pursuant to the Purchase and Sale Agreement, the Trademark License Agreement ("TLA"), dated July 24, 2000, was executed and delivered. Pursuant to the TLA, CP granted to PVH an exclusive license to use trademarks related to CP's "Arrow" clothing line in the United States and its territories and possessions in connection with its manufacture, advertising, marketing, promotion, distribution, offer to sell and sale of men's and boys' dress shirts, sports shirts (including knit, woven and all forms of fleece), pants, shorts and sweaters in certain specified channels of trade, including the Internet. CP also granted to PVH the right to operate websites that use URLs that incorporate the licensed trademarks. The TLA requires PVH to pay a $5.0 million minimum guaranteed annual royalty fee to CP, subject to cost of living adjustments. The initial term of the license expires on June 30, 2007; however, PVH has the option to renew the TLA for two additional five-year terms, provided it meets certain conditions.

In conjunction with the above noted disposition, the Combined Companies recorded a $10.6 million restructuring charge in June 2000 (see Note 4).

As a result of the disposition, substantially all of the Combined Companies key net operating assets were disposed of and, accordingly, the accompanying financial statements represent the net liabilities of the Combined Companies as of December 31, 1999 and 1998 and July 1, 2000 and the results of their operations and their cash flows for each of three years in the period ended December 31, 1999 and the twenty-six weeks ended July 3, 1999 and July 1, 2000.

NOTES TO CLUETT PEABODY & CO., INC. AND SUBSIDIARY, CLUETT DESIGNER GROUP, INC. AND ARROW FACTORY STORES, INC. COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999 AND THE TWENTY-SIX WEEKS ENDED

JULY 3, 1999 AND JULY 1, 2000

2. Acquisition

On July 13, 1999, CP acquired 100% of the outstanding common stock of C.A.T. which had been a captive contractor providing sewing services to the Company. The total purchase price was $5.2 million and was comprised of $1.6 million in cash, the issuance of $2.9 million in long-term notes and other related acquisition costs of $0.7 million. The cash payment was financed primarily through CAC's revolving credit facility. The acquisition was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities of the acquired business are included in CP's statement of net liabilities as of December 31, 1999. The operating results of C.A.T. have been included in CP's statements of operations from the date of acquisition. The excess purchase price over the fair market value of the underlying assets of $4.9 million was allocated to goodwill (see Note 3).

3. Significant Accounting Policies

Principles of Combination

All significant intercompany balances and transactions between the Combined Companies have been eliminated in combination. The accompanying unaudited combined financial statements as of July 1, 2000 and for the twenty-six weeks ended July 3, 1999 and July 1, 2000 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the twenty-six week period ended July 1, 2000 are not necessarily indicative of the operating results for the year ended December 31, 2000.

Cash Equivalents

The Combined Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventory Valuation

Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories are stated net of an allowance for obsolete and slow moving inventory.

Property, Plant and Equipment

Property, plant and equipment are stated at cost and are depreciated (including depreciation of assets recorded under capital leases) principally by the straight-line method over the estimated useful lives of the assets as follows:

Buildings.................. 32-39 years

Site improvements................ 15-39 years

Machinery, equipment and other......... 3-10 years

Leasehold improvements............ The lesser of the lease term or estimated useful life.

NOTES TO CLUETT PEABODY & CO., INC. AND SUBSIDIARY, CLUETT DESIGNER GROUP, INC. AND ARROW FACTORY STORES, INC. COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999 AND THE TWENTY-SIX WEEKS ENDED

JULY 3, 1999 AND JULY 1, 2000

3. Significant Accounting Policies (Continued)

Impairment

The Combined Companies review long-lived assets and certain intangibles for impairment when events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable based on analyses of undiscounted future cash flows. Any impairment losses are reported in the period in which the recognition criteria are first applied based on the fair value of the assets. Assets held for sale are carried at the lower of carrying amount or fair value, less estimated costs to sell such assets. The Combined Companies discontinue depreciating or amortizing assets held for sale at the time the decision to sell the assets is made.

Goodwill

Goodwill represents the excess of costs of the C.A.T. acquisition over the fair value of the net identifiable assets acquired and, through June 13, 2000, was being amortized on a straight-line basis over 10 years. As a result of the C.A.T. disposition (see Note 1), CP recorded a $4.5 million impairment charge in June 2000 to adjust the carrying value of goodwill to its fair market value based upon actual consideration received from the disposition (see Note 4).

Income Taxes

The Combined Companies file a consolidated federal income tax return with Cluett American Investment Corp., the parent of CAC ("Holding"), and separate unitary state and local income tax returns in accordance with the filing requirements and options applicable in the jurisdiction in which income tax returns are required. Holding does not allocate income taxes expense to the Combined Companies. Due to the Combined Companies operating losses, no federal or state tax provisions would have been charged for the year ended 1997, 1998 and 1999 and the twenty-six weeks ended July 3, 1999 and July 1, 2000. Deferred income taxes are provided at the enacted marginal rates on the difference between the financial statement and income tax basis of assets and liabilities. Deferred tax assets result primarily from the Combined Companies net operating loss carryforwards and are reserved for 100% by a valuation allowance due to uncertainty that such assets would be realized in the future. At December 31, 1999, CDG has a $10.0 million federal net operating loss carryforward which expires through 2014.

Employee Benefit Plans

CAC has a qualified defined benefit pension plan (the "Plan") covering substantially all of CAC's employees; actuarial information for the employees of the Combined Companies is not available. The Plan provides for a cash balance form of benefit based on employee salary, age and length of service. The benefit available for certain union employees under the Plan is based on a flat dollar per year of service. CAC's practice is to fund amounts that are required by statute and applicable regulations and which are tax deductible. Assets of the Plan are investments in cash equivalents, publicly-traded fixed income and equity securities and real estate. Assets are valued using a method which recognizes the difference between actual and expected market values over a period of five years. The value of the Plan assets exceeds benefit obligations for each year presented. Net pension benefit recognized by CAC was $2.0 million, $1.2 million, $0.8 million, $0.4 million and $1.5 million for the years ended December 31, 1997, 1998, and 1999 and the twenty-six weeks ended July 3, 1999 and July 1, 2000, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could be different from those estimates.

NOTES TO CLUETT PEABODY & CO., INC. AND SUBSIDIARY, CLUETT DESIGNER GROUP, INC. AND ARROW FACTORY STORES, INC. COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999 AND THE TWENTY-SIX WEEKS ENDED

JULY 3, 1999 AND JULY 1, 2000

3. Significant Accounting Policies (Continued)

Revenue Recognition

The Combined Companies recognize revenue when apparel is shipped. At this point, persuasive evidence of a sale arrangement exists, delivery has occurred, the Combined Companies' price to the buyer is fixed and collectibility of the associated receivable is reasonably assured. Customer returns and allowances have been provided based on estimated returns.

Interest Expense

Interest expense represents interest allocated to the Combined Companies from CAC, interest from capital lease obligations, interest from CDG's credit facility and, commencing July 13, 1999, interest on the C.A.T. debt (see Note 9). Interest expense allocated from CAC is based on net sales and was $6.0 million, $25.2 million $11.1 million, $5.6 million and $6.8 million for the years ended December 31, 1997, 1998 and 1999 and the twenty-six weeks ending July 3, 1999 and July 1, 2000, respectively. Interest expense on capital lease obligations was $233,000, $143,000, $0, $0 and $0 for the years ended December 31, 1997, 1998, and 1999 and the twenty-six weeks ending July 3, 1999 and July 1, 2000. Interest expense on CDG's credit facility was $904,000, $406,000, $0, $0 and $0 for the years ended December 31, 1997, 1998, and 1999 and the twenty-six weeks ending July 3, 1999 and July 1, 2000, respectively. Interest expense on the C.A.T. debt was $136,000 and $117,000 for the year ended December 31, 1999 and the twenty-six weeks ended July 1, 2000, respectively.

Advertising Costs

The Combined Companies expense advertising costs as incurred. The Combined Companies charged a total of $3.8 million, $4.5 million, $5.0 million, $2.3 million and $2.5 million to advertising costs for the years ended December 31, 1997, 1998 and 1999 and the twenty-six weeks ended July 3, 1999 and July 1, 2000, respectively.

Concentrations of Credit Risk and Financial Instruments

Financial instruments which subject the Combined Companies to credit risk are primarily trade accounts receivable. Concentration of credit risk with respect to accounts receivable is limited due to the large number and diversity of customers comprising the Combined Companies' customer base. The Combined Companies had one customer which accounted for more than 10% of net sales for the years ended December 31, 1997 and 1998. Accounts receivable from such customer was $2.6 million and $2.8 million at December 31, 1997 and 1998, respectively. Substantially all accounts receivable was collected from this customer subsequent to each respective year-end. The Combined Companies had two customers, each of which accounted for more than 10% of net sales for the year ended December 31, 1999 and the twenty-six weeks ended July 1, 2000. Accounts receivable from such customers were $3.6 million and $2.9 million at December 31, 1999 and $2.6 million and $1.4 million at July 1, 2000. Substantially all accounts receivable were collected from such customers subsequent to each respective period end. The Combined Companies generally do not require collateral on accounts receivable. Management believes the risk associated with trade accounts receivable is adequately provided for in the allowance for doubtful accounts.

New Accounting Pronouncements

In June 1998, the Financial Accounting Standard Board issued Statement of Financial Accounting Standards No. ("SFAS") 133 "Accounting for Derivative Instruments And Hedging Activities". This statement (as amended by SFAS No.'s 137 and 138) is effective January 2001. This statement establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet

NOTES TO CLUETT PEABODY & CO., INC. AND SUBSIDIARY, CLUETT DESIGNER GROUP, INC. AND ARROW FACTORY STORES, INC. COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999 AND THE TWENTY-SIX WEEKS ENDED

JULY 3, 1999 AND JULY 1, 2000

3. Significant Accounting Policies (Continued)

New Accounting Pronouncements (Continued)

measured at fair value. The Combined Companies will adopt SFAS 133 on January 1, 2001. Management has not determined how SFAS 133 will impact the Combined Companies' results of operations or financial position.

Foreign Currency Translation

CP remeasures the financial statements of its foreign wholly owned subsidiaries from the local functional currency to U.S. dollars in accordance with SFAS No. 52 "Foreign Currency Translation". The functional currency of C.A.T. is the U.S. dollar. The functional currency of all other foreign wholly owned subsidiaries is the local currency. Substantially all assets and liabilities of the Combined Companies foreign wholly owned subsidiaries other than C.A.T. are translated at year-end exchange rates, while revenue, expenses and cash flow are translated at average exchange rates prevailing during the year. Foreign currency translation adjustments arising from C.A.T.'s operations are reflected in the accompanying statement of operations. Selling, general and administrative expense includes an aggregate exchange loss on foreign currency transactions of $0, $0 and $3,600 for the years ended December 31, 1997, 1998 and 1999, respectively and an exchange gain on foreign currency transactions of $0 and $6,500 for the twenty-six weeks ended July 3, 1999 and July 1, 2000, respectively.

4. Restructuring and Impairment Charges

In 1995, the Combined Companies developed and implemented a program designed to reduce operating expenses and improve overall productivity. The Combined Companies incurred expenses of $1.3 million, $884,000, $442,000, $494,000 and $0 for the years ended December 31, 1997, 1998, 1999 and the twenty-six weeks ended July 3, 1999 and July 1, 2000, respectively, in implementing this plan.

During 1997 and 1998, AFS closed three retail outlet stores each year. AFS recorded restructuring costs of $238,000 in 1997 related to the closures and impairment charges of $150,000 and $1.1 million in 1997 and 1998, respectively, related to the write-off of outlet store property and underperforming assets. Also, in 1997 AFS record severance costs of $25,000 related to the termination of 25 employees. During 1997 and 1998, CP recorded restructuring costs related to facility consolidation and environment clean up of $850,000 and $884,000, respectively.

During 1999, CP closed its owned manufacturing facility located in Enterprise, Alabama and consolidated certain administrative functions within the Combined Companies. The closure and administrative consolidation costs included severance costs of $1.6 million for 308 employees at the Enterprise facility and in administrative functions. In addition, special termination benefits of $1.7 million related to 280 employees of the Enterprise facility were provided through CAC's Plan. All terminations were completed by December 31, 1999. CP also recorded an impairment charge of $383,000 to adjust the carrying value of the Enterprise facility to fair market value based upon the consideration to be received. This facility is held for sale at December 31, 1999 and July 1, 2000 with a new basis of $257,000.

As a result of the Agreement with PVH (see Note 1) the Combined Companies recorded a $4.5 million C.A.T. goodwill impairment charge and a $270,000 writedown of property, plant and equipment in June 2000 to adjust the carrying value of these assets to fair market value based upon actual or anticipated consideration to be received. In addition, the Combined Companies recorded restructuring charges of $10.6 million in June 2000 consisting of $3.9 million in severance for 1,000 employees, $3.5 million in professional fees, $723,000 in facility closure costs and $2.4 million in other costs directly associated with the restructuring. The Combined Companies expect to complete the restructuring by December 2000.

NOTES TO CLUETT PEABODY & CO., INC. AND SUBSIDIARY, CLUETT DESIGNER GROUP, INC. AND ARROW FACTORY STORES, INC. COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999 AND THE TWENTY-SIX WEEKS ENDED

JULY 3, 1999 AND JULY 1, 2000

4. Restructuring and Impairment Charges (Continued)

The provision and related ending accruals for these costs are summarized as follows (in thousands):

	Year Ended December 31,			Twenty-Six Weeks Ended July 1, 2000 (Unaudited)
	1997	1998	1999
Restructuring:
Severance costs	$ 25	$ --	$ 283	$ 3,914
Facility closure costs	860	884	(242)	723
Other	228	--	18	5,926
	1,113	884	59	10,563
Impairment	150	1,094	383	4,767
Total restructuring and impairment costs	$1,263	$1,978	$ 442	$15,330

	Severance Costs	Facility Closure	Other	Total
Balance, December 31, 1996	$ --	$ 4,686	$ 49	$ 4,735
Restructuring expense	25	860	228	1,113
Payments	(--)	(5,097)	(94)	(5,191)
Balance, December 31, 1997	25	449	183	657
Restructuring expense	--	884	--	884
Payments	(32)	(1,155)	(135)	(1,322)

Balance, December 31, 1998	(7)	178	48	219
Restructuring expense, net of $534 reversed from prior accruals	283	(242)	18	59
Payments	(283)	136	(90)	(237)
Balance, December 31, 1999	(7)	72	(24)	41
Restructuring expense	3,914	723	5,926	10,563
Payments	--	(53)	--	(53)
Balance, July 3, 2000 (Unaudited)	$ 3,907	$ 742	$ 5,902	$ 10,551

5. Accounts Receivable

Allowances provided for accounts receivable are as follows (in thousands):

	DECEMBER 31,		JULY 1,
	1998	1999	2000
			(Unaudited)

Doubtful accounts	335	535	513
Customer allowances	3,380	4,092	4,703
	$3,715	$4,627	$5,216

NOTES TO CLUETT PEABODY & CO, INC. AND SUBSIDIARY, CLUETT DESIGNER GROUP, INC. AND ARROW FACTORY STORES, INC. COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999 AND THE TWENTY-SIX WEEKS ENDED

JULY 3, 1999 AND JULY 1, 2000

6. Inventories

Inventories consist of the following (in thousands):

	DECEMBER 31,		JULY 1,
	1998	1999	2000
		(Unaudited)

Finished goods	$32,115	$31,161	$27,979
Work in process	2,232	4,644	4,684
Raw material and supplies	5,193	5,322	4,583
	39,540	41,127	37,246
Less: allowance for obsolete and slow moving inventory	(2,756)	(1,439)	(1,024)
	$36,784	$39,688	$36,222

7. Property, Plant and Equipment

Property, plant and equipment consist of the following (in thousands):
	DECEMBER 31,		JULY 1,
	1998	1999	2000
			(Unaudited)

Land	$ 1,300	$ 1,255	$ 1,255
Buildings and site improvements	10,413	14,698	12,900
Machinery, equipment and other	25,576	25,823	25,814
Vehicles	--	37	37
Construction in progress	2,750	86	59
	40,039	41,899	40,065
Less: accumulated depreciation	(23,363)	(24,783)	(24,880)
	$16,676	$17,116	$15,185

8. Due from Affiliates and Due to Parent Companies

The Combined Companies have transactions in the normal course of business with CAC, Holding and Cluett Peabody Holding Corp. ("CPH"), the parent of CP (collectively, the "Parent Companies") and Cluett Peabody Canada, Inc. ("CP Canada"), Great American Knitting Mills, Inc., and Apparel On-line LLC, all of which are direct or indirect wholly owned subsidiaries of CAC ("Affiliated Companies"). Intercompany transactions between the Parent Companies primarily reflect financing transactions, as the Combined Companies cash balances are maintained at CAC. Intercompany transactions between Affiliated Companies primarily reflect inventory product purchases and sales as follows (in thousands):

	YEAR ENDED DECEMBER 31,			TWENTY-SIX WEEKS ENDED
	1997	1998	1999	JULY 3, 1999	JULY 1, 2000
				(Unaudited)	(Unaudited)
Purchases	$1,888	$3,086	$3,123	$1,436	$971
Sales	0	0	84	--	5

NOTES TO CLUETT PEABODY & CO., INC. AND SUBSIDIARY, CLUETT DESIGNER GROUP, INC. AND ARROW FACTORY STORES, INC. COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999 AND THE TWENTY-SIX WEEKS ENDED

JULY 3, 1999 AND JULY 1, 2000

9. C.A.T. Debt

In connection with the C.A.T. acquisition (See Note 2), CP entered into long term note agreements with an imputed value of $2.9 million which mature on November 1, 2002 and require monthly payments of $85,000 beginning August 1, 1999. CP imputed interest on the notes at 10.0%.

Aggregate maturities of C.A.T. debt as of December 31, 1999 are as follows (in thousands):

2000	$ 805
2001	890
2002	812
$ 2,507

10. Risks, Uncertainties and Significant Concentrations

The Combined Companies manufacture and source a portion of their products and raw materials from foreign subsidiaries or other foreign vendors. The Combined Companies attempt to limit the concentration with any one manufacturer or vendor. The Combined Companies believe they have alternative manufacturing and raw material sources available to meet their current and future production requirements in the event the Combined Companies are required to change current manufacturers or vendors are unavailable to fulfill the Combined Companies needs.

The Combined Companies principal customer base, the retail industry, has experienced significant changes and difficulties over the past several years, including consolidation of ownership, increased centralization of buying decisions and restructurings. The Combined Companies cannot predict what effect, if any, continued changes within this industry would have on the Combined Companies financial position or results of operations.

Included in the combined financial statements at December 31, 1999 and July 1, 2000 are the net assets of C.A.T. which total $0.2 million. C.A.T. does not sell products to external customers.

As of December 31, 1999 and July 1, 2000, 47% of the Combined Companies labor force is covered under collective bargaining agreements with one union; these agreements expire between March 31, 2001 and December 31, 2002.

NOTES TO CLUETT PEABODY & CO., INC. AND SUBSIDIARY, CLUETT DESIGNER GROUP, INC. AND ARROW FACTORY STORES, INC. COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999 AND THE TWENTY-SIX WEEKS ENDED

JULY 3, 1999 AND JULY 1, 2000

11. Commitments and Contingencies

The Combined Companies are party to litigation in connection with the normal conduct of their businesses. Management believes, based in part on the opinion of counsel, that its potential liability with respect to proceedings currently pending is not material in the aggregate to the Combined Companies results of operations or financial position.

The Combined Companies lease certain land, buildings and equipment under noncancelable operating leases that expire in various years through 2006. Certain of the operating leases contain rent escalation clauses and require the Combined Companies to pay maintenance costs, property taxes and insurance obligations on the leased property. Future minimum lease payments under noncancelable operating leases as of December 31, 1999 are as follows (in thousands):

Year payable:
2000	$2,351
2001	1,908
2002	1,651
2003	1,283
2004	848
Thereafter	1,161
Total minimum lease payments	$9,202

Rent expense totaled $1.6 million, $1.9 million $2.0 million, $890,000 and $1.2 million for the years ended December 31, 1997, 1998 and 1999 and the twenty-six weeks ended July 3, 1999 and July 1, 2000, respectively.

The Combined Companies had $12.6 million, $10.1 million and $11.7 million of open trade letters of credit at December 31, 1998, and 1999, and July 1, 2000 respectively for the purchase of finished goods inventory from foreign vendors. In addition, the Combined Companies had outstanding stand-by letters of credit of $2.3 million, $1.4 million and $1.1 million at December 31, 1998 and 1999, and July 1, 2000 respectively.

CAC's payment obligations under a $160.0 million Senior Credit Facility dated May 18, 1998 and $112.0 million in 10 1/8% Senior Subordinated Notes and $13.0 million in Parity Notes due 2008 (the "Notes") are fully and unconditionally guaranteed on a joint and several basis by the Combined Companies and certain other of CAC's wholly owned subsidiaries. The obligations of the Combined Companies guarantee of the Notes are subordinated to the guarantee of the Senior Credit Facility.

Substantially all assets of the Combined Companies are pledged as collateral for outstanding borrowings under the Senior Credit Facility.

At December 31, 1999, CAC was not in compliance with the financial ratio covenants of the Senior Credit Facility and received a waiver and amendments of these covenants, dated March 29, 2000. At July 1, 2000, CAC is in compliance with the financial ratio covenants of the Senior Credit Facility.

12. Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and C.A.T. debt approximate fair value due to the short maturities of these instruments.

NOTES TO CLUETT PEABODY & CO., INC. AND SUBSIDIARY, CLUETT DESIGNER GROUP, INC. AND ARROW FACTORY STORES, INC. COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999 AND THE TWENTY-SIX WEEKS ENDED

JULY 3, 1999 AND JULY 1, 2000

13. Licensing Agreements

Certain of the Combined Companies have licensing agreements which give them the exclusive rights to use certain trademarks, logos and related trade names in connection with the manufacture and sale of certain men's apparel in specified territories. License fees are based on percentages of net sales, as defined, for the various products sold, but not less than specified minimum amounts. The licensing agreements have various renewal dates. Certain of the license agreements contain automatic renewals and are noncancelable. The renewal terms range to five years and expire in various years through 2003.

Future minimum license fees payable in the years succeeding December 31, 1999 are as follows (in thousands):

Year payable:
2000	$566
2001	695
2002	955
2003	763

14. Stockholder's Equity

The Combined Companies capital structure at December 31, 1998, December 31, 1999 and July 1, 2000 consists of the following:
	Common Stock of
	CP	CDG	AFS
Par value	No par	$1.00	$0.01
Shares authorized	100	3,000	100
Shares issued and outstanding	100	814	100

PRO FORMA FINANCIAL STATEMENTS - EXPLANATORY NOTE

The accompanying unaudited pro forma Consolidated Statements of Operations give effect to the transactions completed on July 24, 2000 (which are more fully described on page 2), in which Phillips-Van Heusen Corporation (PVH) acquired the license to market dress shirts and sportswear under the Arrow brand and the license to market dress shirts under the Kenneth Cole brand. The pro forma financial statements reflect PVH's estimate of how its Consolidated Statement of Operations for the twenty-six weeks ended July 30, 2000, would have been affected if the acquisition had occurred on January 31, 2000, the first day of PVH's current fiscal year, and how its Consolidated Statement of Operations for the prior fiscal year ended January 30, 2000, would have been affected if the acquisition had occurred on February 1, 1999, the first day of PVH's fiscal year ended January 30, 2000.

Due to operational efficiencies and other cost savings PVH currently expects to achieve, PVH believes that the accompanying pro forma Consolidated Statements of Operations are not indicative of the results that would have been achieved for the twenty-six weeks ended July 30, 2000 or the fiscal year ended January 30, 2000 if the acquisition had occurred on the first day of either period. There can be no assurance that the operational efficiencies and other cost savings PVH currently expects to achieve can be achieved to the extent expected, if at all. The expectation of the achievement of such operational efficiencies and other cost savings is a forward-looking statement and is subject, among other things, to PVH's ability to leverage its existing sourcing network, systems and management infrastructure.

PHILLIPS-VAN HEUSEN CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

		Combined
PVH		Companies
Actual		Actual		Pro forma
Twenty-Six		Twenty-Six		Twenty-Six
Weeks Ended		Weeks Ended	Pro forma	Weeks Ended
July 30, 2000		July 1, 2000	Adjustments	July 30, 2000

Net sales	$638,142	$78,980		$717,122
Cost of goods sold	415,798	64,943	$ (6,616)	474,125
Gross profit	222,344	14,037	6,616	242,997
Selling, general and administrative expenses	205,373	19,943	161	225,477
Restructuring and impairment charges	______	15,330	(15,330)	_______
Income (loss) before interest and taxes	16,971	(21,236)	21,785	17,520
Interest expense, net	10,362	6,924	(5,088)	12,198
Income (loss) before taxes	6,609	(28,160)	26,873	5,322
Income tax expense (benefit)	2,511	_______	(502)	2,009
Net income (loss)	$ 4,098	$(28,160)	$27,375	$ 3,313
Average basic shares outstanding	27,291			27,291
Average diluted shares outstanding	27,299			27,299
Basic and diluted net income per share	$ 0.15			$ 0.12

The pro forma adjustments were as follows:

The cost of goods sold adjustment is to eliminate the estimated impact of unabsorbed fixed costs and overhead in manufacturing facilities which PVH did not acquire. (PVH will obtain inventory for the acquired businesses through its existing manufacturing and sourcing network). The selling, general and administrative expenses adjustment is to adjust the net goodwill amortization for the acquisition. The restructuring and impairment charges adjustment is to eliminate the costs incurred by the Combined Companies, as such costs would not have been incurred by PVH. The interest expense adjustment is to eliminate the Combined Companies interest expense, as PVH did not acquire any cash or debt in the acquisition, net of the estimated additional interest expense PVH would have incurred as a result of the net assets acquired. The tax adjustment assumes that the Combined Companies loss would be tax deductible in the United States and that the net pro forma adjustments would be taxable in the United States. The pro forma effective tax rate was estimated at 39%.

PHILLIPS-VAN HEUSEN CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

		Combined
	PVH	Companies
	Actual	Actual		Pro forma
	Year Ended	Year Ended		Year Ended
	January 30,	December 31,	Pro forma	January 30,
	2000	1999	Adjustments	2000

Net sales	$1,271,490	$140,501		$1,411,991
Cost of goods sold	820,464	116,239	$(12,479)	924,224
Gross profit	451,026	24,262	12,479	487,767
Selling, general and administrative expenses	402,716	41,264	837	444,817
Restructuring and impairment charges	________	442	(442)	________
Income (loss) before interest and taxes	48,310	(17,444)	12,084	42,950
Interest expense, net	22,430	11,226	(7,601)	26,055
Income (loss) before taxes	25,880	(28,670)	19,685	16,895
Income tax expense (benefit)	9,007	_______	(3,504)	5,503
Net income (loss)	$ 16,873	$ (28,670)	$ 23,189	$ 11,392
Average basic shares outstanding	27,289			27,289
Average diluted shares outstanding	27,303			27,303
Basic and diluted net income per share	$ 0.62			$ 0.42

The pro forma adjustments were as follows:

The cost of goods sold adjustment is to eliminate the estimated impact of unabsorbed fixed costs and overhead in manufacturing facilities which PVH did not acquire. (PVH will obtain inventory for the acquired businesses through its existing manufacturing and sourcing network). The selling, general and administrative expenses adjustment is to adjust the net goodwill amortization for the acquisition. The restructuring and impairment charges adjustment is to eliminate the costs incurred by the Combined Companies, as such costs would not have been incurred by PVH. The interest expense adjustment is to eliminate the Combined Companies interest expense, as PVH did not acquire any cash or debt in the acquisition, net of the estimated additional interest expense PVH would have incurred as a result of the net assets acquired. The tax adjustment assumes that the Combined Companies loss would be tax deductible in the United States and that the net pro forma adjustments would be taxable in the United States. The pro forma effective tax rate was estimated at 39%.